SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
         |_|      Preliminary Proxy Statement
         |_|      Definitive Proxy Statement
         |_|      Definitive Additional Materials
         |X|      Soliciting Material Pursuant to ss.240.14a-12
         |_|      Confidential, For Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2)

                             TARRANT APPAREL GROUP
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |X|      No Fee Required
         |_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11.

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         (1)      Title  of  each  class  of  securities  to  which  transaction applies:

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         (2)      Aggregate number of securities to which transaction applies:

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         (3)      Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11:

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         (4)      Proposed maximum aggregate value of transaction:

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         (5)      Total fee paid:

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         |_|      Fee paid with preliminary materials:

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         |_|      Check  box if any part of the fee is  offset  as  provided  by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

================================================================================
         (1)      Amount previously paid:

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         (2)      Form, Schedule or Registration Statement No.:

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         (3)      Filing party:

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         (4)      Date filed:

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                          Filed by Tarrant Apparel Group Pursuant to Rule 14a-12
                                       Under the Securities Exchange Act of 1934

The following press release, announcing the signing of a definitive agreement for the purchase by Tarrant Apparel Group of The Buffalo Group, was issued by Tarrant Apparel Group on December 7, 2006:


  TARRANT APPAREL ENTERS INTO DEFINITIVE AGREEMENT TO ACQUIRE THE BUFFALO GROUP
                             FOR UP TO $120 MILLION

     ACCRETIVE ACQUISITION TO PROVIDE COMPANY WITH WIDELY RECOGNIZED BRAND, SIGNIFICANT CANADIAN RETAIL PRESENCE AND SUBSTANTIAL NORTH AMERICAN WHOLESALE
  DISTRIBUTION; COMPANY TO HOLD CONFERENCE CALL TODAY AT NOON EASTERN TIME TO
                             DISCUSS THE TRANSACTION

LOS ANGELES--(BUSINESS WIRE)--Tarrant Apparel Group (NASDAQ: TAGS), a design and sourcing company for private label and private brand casual apparel, announced today that it has entered into a definitive agreement to acquire certain assets and entities comprising the Buffalo Group. The purchase price of up to $120 million consists of approximately $40 million in cash, $15 million in promissory notes, shares exchangeable into a total of 13 million shares of Tarrant Apparel Group's common stock, earn-out payments of up to $12 million based upon the Buffalo Group achieving certain earnings targets over the next four years, a contingent payment if Tarrant Apparel's stock does not reach a minimum price over the next five years, and the assumption of debt. The Buffalo Group is a designer and manufacturer of contemporary lifestyle brands and had revenue for the first nine months of fiscal 2006 of $75 million. It had revenue of $104 million for fiscal 2005. Additional information on the company can be found at www.buffalojeans.com

The Company anticipates completing the Buffalo Group acquisition during the first quarter of 2007, and expects the acquisition to be accretive to the Company's 2007 earnings. The completion of the acquisition is subject to a number of conditions, including approval of the Company's shareholders, the Company's receipt of financing, obtaining certain third party approvals and other customary closing conditions. Guggenheim Corporate Funding, LLC is expected to provide the Company financing for the cash component of the transaction. Durham Capital acted as advisor to Tarrant Apparel in connection with the financing.

Founded in Canada in 1985, the Buffalo Group's main focus is contemporary lifestyle brands. The Buffalo Group's product line includes womenswear and menswear, along with a diverse range of products which include belts, shoes, lingerie and sleepwear, kids wear, watches and home decor operated under licensing agreements. In addition, products in development include sunglasses, swimwear and fragrances.

The Buffalo Group operates 45 retail locations in Canada under the Buffalo by David Bitton name. It also distributes its clothing through upscale retailers such as Bloomingdale's, Nordstrom's, Fred Segal's and Macy's East and West. The Buffalo Group currently has approximately 200 stores within stores. The company's target audience is women and men ranging from approximately 16 to 35 years of age.

The  Buffalo  Group's  recent  growth  has been  driven  by its  U.S.  wholesale operations. Buffalo Group sells its apparel to Macy's, Lord & Taylor, Bloomingdale's and Nordstrom's. In addition to strong growth in North America, Buffalo has a strong brand presence in the UK, Latin America, Mexico, Southeast Asia and the Middle East, with growing presence in Italy, Greece, Ireland and other locations across Europe operated under licensing agreements.

"We believe this transaction will enhance Tarrant Apparel's growth by creating powerful marketing synergies," said Gerard Guez, Chairman and Chief Executive Officer of Tarrant Apparel Group. "Buffalo has outstanding relationships with


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key  retailers  that we can use as a platform to sell  additional  products.  In addition, Buffalo is a major brand in Canada through the broad coverage it has via its retail locations. We expect that we will be able to build on its reputation in Canada through the opening of additional locations, and anticipate expanding the retail business into the U.S. The acquisition will also enhance Tarrant Apparel's margins through a higher level of Private Brands business, and better diversify the Company through a well balanced mix between men's and women's clothing. I look forward to working closely with Gaby Bitton and the other four brothers who have played such an instrumental role in Buffalo's success. With the infrastructure to support a significantly greater business than we have today, we believe the combination of the two companies will result in greater efficiencies and improved results for shareholders."

Following completion of the transaction, Gaby Bitton will serve CEO of the acquired businesses and will be appointed to the Company's Board of Directors. The other four Bitton brothers, Charles, David, Gilbert and Michel will also hold senior level positions in the new company. The sellers also will have the right to appoint a second member to Tarrant Apparel's Board of Directors.

"We are excited to enter into this agreement with Tarrant Apparel," said Gaby Bitton. "The combination of the two companies will result in a significant retail presence for Buffalo to sell its products, and we believe, a better balanced company which has strong relationships with leading retailers and a dynamic mix of products in the Private Brands and the branded wholesale businesses. We look forward to working closely with Tarrant's management team to help create an even stronger company from the existing businesses of each organization."

CONFERENCE CALL

The Company will host a conference call and audio webcast today at noon Eastern Time to discuss the transaction in greater detail. The conference call may be accessed by dialing (877) 770-6099. A replay will be available through January 7, 2007 by dialing (800) 642-1687 (domestic) or (706) 645-9291 (International).
The required pass code for the conference call and replay are 3953649.

A live broadcast of the conference call can also be accessed via the Internet at http://www.tags.com. The archive of the webcast will be available for 30 days following the conclusion of the teleconference.

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward looking statements in this news release include statements about the company's ability to complete the acquisition, its ability to obtain financing for completion of the acquisition, the effect of potential synergies and improved margins of the combined business, expansion of the Buffalo Group's retail operations, and its sales of products to new customers. Factors which could cause actual results to differ materially from these forward-looking statements include, among other things, delays resulting from SEC review of our proxy statement to be filed in connection with shareholder approval of the acquisition, the availability of financing on terms which are acceptable to the Company, its ability to successfully integrate the combined companies, the ability to meet debt and future payment obligations as they become due, and acceptance by customers of new products of the combined business. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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ADDITIONAL INFORMATION AND WHERE TO FIND IT

Tarrant will be filing a proxy statement and other relevant documents concerning the proposed transaction with the SEC. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. Shareholders will be able to obtain the documents free of charge at the SEC's website (www.sec.gov). In addition, documents filed with the SEC by Tarrant with respect to the proposed transaction may be obtained free of charge by contacting Tarrant Apparel Group, 3151 East Washington Boulevard, Los Angeles, California 90023, Attention: Corazon Reyes (tel.: (323-780-8250).

SHAREHOLDERS SHOULD READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING DECISION.

Tarrant and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Tarrant. The directors and executive officers of Tarrant include: Gerard Guez, Corazon Reyes, Simon Mani, Milton Koffman, Stephane Farouze, Mitchell Simbal, Joseph Mizrachi, Todd Kay, Charles Ghailian and Henry Chu. Collectively, as of December 1, 2006, our executive officers and directors and their affiliates owned approximately 43% of the outstanding shares of our common stock. Gerard Guez, our Chairman and Interim Chief Executive Officer, and Todd Kay, our Vice Chairman, alone owned approximately 33.1% and 8.4%, respectively, of the outstanding shares of our common stock at December 1, 2006. Shareholders may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

Contact:  Andrew  Hellman,  CEOcast,  Inc.  for Tarrant  Apparel  Group at (212)
732-4300